Exhibit 8.1


                       [LETTERHEAD OF DAVIS POLK & WARDWELL]


                                           ___________, 1995


   RJR Nabisco Holdings Corp.
   RJR Nabisco Holdings Capital Trust I
   1301 Avenue of the Americas
   New York, New York 10019


             Re:  Registration Statement on Form S-4
                  Registration No.
                  ----------------------------------


   Ladies and Gentlemen:

             We have acted as special counsel for RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"), and RJR Nabisco Holdings Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the Trust's offer (the "Offer") to issue its ___% Trust Originated Preferred Securities ("TOPrS") (the "Preferred Securities") for up to 49,000,000 outstanding Series B Depositary Shares ("Depositary Shares") each representing 1/1000 of a share of Series B Cumulative Preferred Stock of Holdings. In connection therewith, we have prepared the discussion set forth under the caption "Taxation" (the "Discussion") in the Prospectus (the "Prospectus") that is part of the Registration Statement on Form S-4 (Registration No. ___________) filed by Holdings and the Trust with the Securities and Exchange Commission.

             In rendering our opinion, we have examined the form of Amended and Restated Declaration of Trust of RJR Nabisco Holdings Capital Trust I dated as of June __, 1995 (the "Declaration") included as an Exhibit to the Registration Statement, and have assumed that the Trustees will conduct the affairs of the Trust in accordance with the Declaration. We hereby confirm our opinion as set forth in the Discussion, which is a summary of the material United


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             RJR Nabisco Holdings Corp.   2                 June __, 1995
             RJR Nabisco Holdings
               Capital Trust I


   States federal income tax consequences of the exchange of Depositary Shares for the Preferred Securities pursuant to the Offer, and of the ownership and disposition of the Preferred Securities.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Taxation" in the Offering Circular/Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                 Very truly yours,